SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 14a-12

SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form Schedule or Registration Statement No.:

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4.	Date Filed:

THIS FILING CONSISTS OF INFORMATION PRESENTED TO A CUSTOMER USER GROUP REGARDING THE PROPOSED MERGER.

About the Transaction

In connection with the proposed merger, SunGard will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

User Group Presentation

Bi-Tech Software National User Group

SunGard News

SunGard Data Systems has executed a definitive purchase agreement to be acquired by a consortium of seven private equity investment firms organized by Silver Lake Partners.

An announcement regarding this news was sent to the user BSNUG-TALK list and to each of our clients via mail - copies of the press release are available here.

SunGard News - Main Points

Business as usual, now and following the completion of the transaction (PR 3/28/05)

New investors have a long-term view towards growing the business (PR 3/28/05)

Success—is in growing the business rather than eliminating jobs or reducing service levels (PR 3/28/05)

Current Senior Management team will continue to lead the company (PR 3/28/05)

No plans for any spin-offs…our plan is to continue to build the business (Glen Hutchins, Silver Lake Partners on Market Watch 3/28/05)

As a private company we can weigh-in more heavily in favor of long-term investments which benefit our customers (Cris Conde, CEO SunGard Data Systems on Market Watch 3/28/05)